                                                                      Exhibit 24

                               POWER OF ATTORNEY

    Know all by these presents, that the undersigned hereby constitutes and appoints Andrew D. Eich, Meghan E. DeMasi and Richard M. Solazzo or any of them, with full power of substitution, as the undersigned's true and lawful attorneys-
in-fact and agents to:

    (1)   execute for and on behalf of the undersigned, in the undersigned's capacity as executive officer and/or director of Unimin Corporation, a
          Delaware corporation (as it may be subsequently renamed, the
          "Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the
          Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules thereunder, and any other forms, reports or documents the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

    (2)   do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
          Form 3, 4 or 5, or other form, report or document, including without limitation, all forms or reports necessary to obtain EDGAR
          Identification Numbers, and timely file such form, report or document with the United States Securities and Exchange Commission and any
          stock exchange or similar authority; and

    (3)   take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact and agent, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact and agent on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact and agent may approve in his or her discretion.

    The undersigned hereby grants to each such attorney-in-fact and agent full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact and agent, or such attorney-in-fact's and agent's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

    This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents.

                            [Signature Page Follows]

    IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of April, 2018.

                                        /s/ Kurt Decat
                                        ----------------------------------------
                                        Name: Kurt Decat